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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 20, 1997

                  TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.
             (Exact name of registrant as specified in its charter)

       Delaware                       33-90786                   13-3818407
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
    of incorporation)                                       Identification No.)

  2500 Boardwalk
 Atlantic City, New Jersey                                       08401
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:           (609) 441-6060

                   TRUMP HOTELS & CASINO RESORTS FUNDING, INC.
             (Exact name of registrant as specified in its charter)

  Delaware                         33-90786                     13-3818405
(State or other jurisdiction  Commission File Number)        (I.R.S. Employer
         of incorporation)                                  Identification No.)

         2500 Boardwalk
      Atlantic City, New Jersey                                  08401
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:           (609) 441-6060





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Item 5:  Other Events.

         On January 20, 1997, Trump Hotels & Casino Resorts, Inc. ("THCR") and Trump Hotels & Casino Resorts Holdings, L.P. ("THCR Holdings") announced that they have executed a letter of intent (the "Letter of Intent") with Colony Capital, Inc. ("Colony Capital"), which contemplates, among other things, that an institutional fund (or an affiliate thereof) for which Colony Capital acts as the investment advisor, will purchase preferred securities and a 51% common equity interest in Trump's Castle Associates, L.P. ("Castle Associates"), the owner and operator of Trump's Castle Casino Resort in Atlantic City, New Jersey ("Trump's Castle"), and warrants as described below in THCR.

         Colony Capital intends to invest an aggregate of $125 million for which it will receive $62.5 million Series A Cumulative Preferred Senior Equity and $62.5 million Series B Cumulative Preferred Exchangeable Equity ("Series B Preferred") of Castle Associates (cumulatively, "Preferred Securities"), as well as 51% of the common equity of Castle Associates and warrants (the "Warrants") to purchase an aggregate of 2,000,000 shares of Common Stock, par value $.01 per share, of THCR (the "THCR Common Stock") at an exercise price of $15.00 per share. The Preferred Securities both have a compounding dividend rate of 15% payable semiannually and are due in eight years. The Board of Directors of the general partner of Castle Associates will be reconstituted to a five member Board, three of whom will be designated by Colony. THCR Holdings will retain a 49% interest in Castle Associates and will continue to manage Trump's Castle. In connection with the transaction, all of the Increasing Rate Subordinated Pay-in-Kind Notes due 2005 of Trump's Castle Funding, Inc. owned by THCR Holdings will be cancelled.

         During the first four years, the Preferred Securities may be redeemed in their entirety at a price equivalent to a 25% annually compounded rate of return, but with a minimum nominal profit to Colony Capital of $50 million if redeemed within 18 months. After the fourth year, Colony Capital will have the right to exchange the Series B Preferred (plus accrued dividends) for THCR Common Stock (up to a maximum of 8.5 million shares) and preferred stock of THCR or cash, if needed. The purchaser will also receive to be agreed upon registration rights and anti-dilution protections. Further, if THCR pursues under certain circumstances an alternative transaction with another party, Colony Capital will be entitled to the Warrants and expense reimbursement.

         THCR and Colony Capital are moving to sign definitive agreements by April 15, 1997. The consummation of the transactions contemplated by the Letter of Intent are subject to, among other things, the execution of definitive agreements and the receipt of certain consents and approvals.

         Reference is made to the Letter of Intent, dated January 20, 1997, and the press releases of THCR, dated January 20 and 22, 1997, attached as Exhibits hereto and incorporated herein by reference.

Item 7: Financial Statements and Exhibits.

          (c) Exhibits:

         99.1: Letter of Intent among THCR, THCR Holdings and Colony Capital, dated January 20, 1997.

         99.2:  Press Release of THCR, dated January 20, 1997.

         99.3:  Press Release of THCR, dated January 22, 1997.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TRUMP HOTELS & CASINO RESORTS
                                   HOLDINGS, L.P.

                                   By: Trump Hotels & Casino Resorts, Inc.
                                   its general partner


January  22, 1997                       /s/ John P. Burke
                                   ---------------------------------------------
                                   By:      John P. Burke
                                   Title:   Senior Vice President and Corporate
                                            Treasurer


                                   TRUMP HOTELS & CASINO RESORTS
                                   FUNDING, INC.



January 22, 1997                        /s/ John P. Burke
                                   ---------------------------------------------
                                   By:      John P. Burke
                                   Title:   Senior Vice President and Corporate
                                            Treasurer




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                                  EXHIBIT INDEX

                                                             Sequentially
Exhibit No.        Description                               Numbered Page

99.1               Letter of Intent among Trump Hotels
                      & Casino Resorts, Inc. ("THCR"),
                      Trump Hotels & Casino Resorts
                      Holdings, Inc. and Colony Capital,
                      Inc. dated January 20, 1997.


99.2               Press Release of THCR, dated
                      January 20, 1997

99.3               Press Release of THCR, dated
                      January 22, 1997.